UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Copano Energy, L.L.C.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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LEADING PROXY ADVISORY FIRM RECOMMENDS A VOTE “FOR” THE
SERIES A PROPOSAL
Please vote today!
November 8, 2010
Dear Unitholder:
     Proxy material for the November 17, 2010 Special Meeting of Unitholders of Copano Energy, L.L.C. was mailed to you on October 13, 2010. According to our records, your proxy card for this meeting has not yet been received. Your vote is extremely important, regardless of the number of units you own. I urge you to instruct your broker how to vote your shares today.
     ISS Proxy Advisory Services, a leading independent proxy advisory firm that advises institutional investors, has published its recommendation that Copano’s unitholders vote “FOR” the Series A Proposal. You may use one of the following simple methods to vote your shares:

3 Easy Ways To Vote
1.	Instruct your broker by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number (listed on the instruction form) ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.
2.	Instruct your broker by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number (listed on the instruction form) ready and follow the simple instructions.
3.	Instruct your broker by Mail: Sign, date and return your instruction form in the postage-paid return envelope provided.
     Your interest and participation in Copano’s affairs is greatly appreciated. Thank you for your cooperation and continued support. If you have any questions or need assistance, please call D. F. King & Co., Inc. toll free at (800) 769-7666.
Sincerely,
R. Bruce Northcutt
President and Chief Executive Officer
Please help Copano avoid the expense of further solicitation by voting today. If you have recently mailed your proxy, please accept our thanks and disregard this request.